As filed with the Securities and Exchange Commission on August 28, 2008

Registration No. 333-48697

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WMS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2814522 (I.R.S. Employer Identification No.)

800 South Northpoint Boulevard, Waukegan, Illinois 60085  (847) 785-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_________________

WMS INDUSTRIES INC.
1982 EMPLOYEE STOCK OPTION PLAN, 1991 STOCK OPTION PLAN,
1993 STOCK OPTION PLAN AND 1994 STOCK OPTION PLAN
_____________________

Kathleen J. McJohn, Esq.
Vice President, General Counsel and Secretary
WMS Industries Inc.
800 South Northpoint Boulevard, Waukegan, Illinois 60085
(847) 785-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey N. Siegel, Esq. Blank Rome, LLP The Chrysler Building, 405 Lexington Avenue New York, New York 10174 (212) 885-5000

DEREGISTRATION OF CERTAIN SECURITIES

WMS Industries Inc. (the “Company”) hereby files this Post-Effective Amendment to its Registration Statement on Form S-8, No. 333-48697 (the “Registration Statement”), to deregister all unsold securities registered for sale through the 1982 Employee Stock Option Plan, 1991 Stock Option Plan, 1993 Stock Option Plan and 1994 Stock Option Plan (the “Plans”).  The Company no longer offers its Common Stock through the Plans and is filing this Post-Effective Amendment in accordance with the undertaking included in the Registration Statement to remove from registration all securities that remain unsold at the termination of the offering through the Plans.
____________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois on this 23rd day of August, 2008.

WMS INDUSTRIES INC.

By:	/s/ Brian R. Gamache
Brian R. Gamache, Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Brian R. Gamache	August 23, 2008	Chairman and Chief Executive Officer
Brian R. Gamache		(Principal Executive Officer)

/s/ Scott D. Schweinfurth	August 25, 2008	Executive Vice President, Chief
Scott D. Schweinfurth		Financial Officer and Treasurer (Principal Financial Officer)
/s/ John P. McNicholas, Jr.	August 25, 2008	Vice President, Controller and
John P. McNicholas, Jr.		Chief Accounting Officer (Principal Accounting Officer)
/s/ Louis J. Nicastro	August 25, 2008	Founding Director
Louis J. Nicastro
/s/ Edward W. Rabin, Jr.	August 27, 2008	Lead Director
Edward W. Rabin, Jr.
/s/ Harold H. Bach, Jr.	August 25, 2008	Director
Harold H. Bach, Jr.
/s/ Robert J. Bahash	August 25, 2008	Director
Robert J. Bahash
/s/ Neil D. Nicastro	August 27, 2008	Director
Neil D. Nicastro
/s/ Patricia M. Nazemetz	August 25, 2008	Director
Patricia M. Nazemetz
/s/ Ira S. Sheinfeld	August 25, 2008	Director
Ira S. Sheinfeld
/s/ Bobby L. Siller	August 25, 2008	Director
Bobby L. Siller
/s/ William J. Vareschi, Jr.	August 25, 2008	Director
William J. Vareschi, Jr.